As filed with the Securities and Exchange Commission on February 26, 1999


                                File No. 811-7302


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                               Amendment No. 9 /x/


                         EMERGING MARKETS DEBT PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (713) 626-1919


                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


      This Amendment to the Registration Statement of Emerging Markets Debt Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                         EMERGING MARKETS DEBT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This registration statement of Emerging Markets Debt Portfolio contains the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A


      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement of Emerging Markets Debt Portfolio (the "Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 58 to the Registration Statement of AIM Investment Funds (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on February 22, 1999 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectus of AIM Emerging Markets Debt Fund ("Feeder's Part A").

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
        RISKS.
--------------------------------------------------------------------------

      Information on the Portfolio's investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolio is incorporated herein by reference from the sections entitled "Investment Objectives and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
--------------------------------------------------------

      The Portfolio is managed and administered by A I M Advisors, Inc. ("AIM") and is sub-advised by INVESCO Asset Management Ltd. (the "Sub-advisor"). AIM and the Sub-advisor and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the Sub-advisor are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

      A more complete description of how the business of the Portfolio is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

      Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Investor inquiries may be directed to the Advisor at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.
---------------------------------

      An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve
Bank). Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolio's assets is incorporated by reference from the section entitled "Shareholder Information
- Pricing of Shares" in the Feeder's Part A.

      The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit the Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

      The Portfolio intends to distribute to its investors the Portfolio's net investment income monthly and its net realized capital gains, if any, annually after the end of the Portfolio's fiscal year on October 31.

      Under the current method of the Portfolio's operation, it is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended ("Code") and regulations promulgated thereunder. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
----------------------------------

      Not applicable.

                                                                      APPENDIX A

                              RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  is
incorporated herein by reference from "Appendix" in the Feeder's Part B.

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Income Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
------------------------------------------

      Cover Page:  Not applicable.
                                                                          Page

      History of the Portfolio.............................................B-1
      Description of the Portfolio and its Investments and Risks...........B-1
      Management of the Portfolio..........................................B-2
      Control Persons and Principal Holders of Securities..................B-2
      Investment Advisory and Other Services...............................B-3
      Brokerage Allocation and Other Practices.............................B-3
      Capital Stock and Other Securities...................................B-3
      Purchase, Redemption and Pricing of Securities.......................B-5
      Taxation of the Portfolio............................................B-6
      Underwriters.........................................................B-6
      Calculation of Performance Data......................................B-6
      Financial Statements.................................................B-6

ITEM 11.  HISTORY OF THE PORTFOLIO.
----------------------------------

      Emerging Markets Debt Portfolio (the "Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Portfolio acquired the assets and assumed the liabilities of Global High Income Portfolio, a New York common law trust. Prior to September 8, 1998, the Portfolio operated under the name "Global High Income Portfolio."

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
--------------------------------------------------------------------

      The  Portfolio  is  a  non-diversified,   open-end  management  investment
company.

      Part A contains basic information about the investment objectives, principal investment strategies and principal risks of the Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies and principal risks of the Portfolio.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, as well as other information on the Portfolio's investment programs, is incorporated by reference from the sections entitled "Investment Strategies and Risks," "Options, Futures and Currency Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.
-------------------------------------

      Information about the Trustees and officers of the Portfolio, and their roles in management of the Portfolio and other AIM Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

      The Portfolio pays each Trustee who is not a director, officer or employee of the Sub-advisor or any affiliated company an annual fee of $500 a year, plus $150 for each meeting of the Board attended, and reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Portfolio. For the fiscal year ended October 31, 1998, the Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley $1,725, $1,700, $1,850 and $1,850, respectively. For the year ended October 31, 1998, Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley, who are not directors, officers or employees of the Sub-advisor or any affiliated company, received total compensation of $97,600, $97,500, $105,450 and $106,350, respectively, from the investment companies which are managed or administered by AIM and which may be sub-advised and sub-administered by the Sub-advisor or sub-advised by IAML for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension or retirement benefits.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

      As of the date of this filing, Emerging Markets Debt Fund owned 99.9% of the value of the outstanding interests in the Portfolio. Because Emerging Markets Debt Fund controls the Portfolio, Emerging Markets Debt Fund may take actions affecting its Portfolio without the approval of any other investor.

      Emerging Markets Debt Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in the Portfolio will follow the same or a similar practice.

      The address of Emerging Markets Debt Fund is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

      As of February 25, 1999, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding shares of the Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
------------------------------------------------

      Information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

===============================================================================
Item 15(a)        Management; Miscellaneous Information
--------------------------------------------------------------------------------
Item 15(b)        Not Applicable
--------------------------------------------------------------------------------
Item 15(c)        Not Applicable
--------------------------------------------------------------------------------
Item 15(d)        Management
--------------------------------------------------------------------------------
Item 15(e)        Not Applicable
--------------------------------------------------------------------------------
Item 15(f)        Not Applicable
--------------------------------------------------------------------------------
Item 15(g)        Not Applicable
--------------------------------------------------------------------------------
Item 15(h)        Miscellaneous Information
===============================================================================

      For the fiscal years ended October 31, 1996 and 1997, the Portfolio paid investment management and administration fees of $3,014,924 and $2,971,167, respectively, to INVESCO (NY), Inc. For the period November 1, 1997 to May 29, 1998, the Portfolio paid investment management and administration fees of $976,376 to INVESCO (NY), Inc. For the period May 30, 1998 to October 31, 1998, the Portfolio paid aggregate investment management and administration fees of $1,265,573 to AIM and/or INVESCO (NY), Inc.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------------------------------------------------

      A description of the Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------

      Under the Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share PRO RATA in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below.

      Under Delaware law, AIM Emerging Markets Debt Fund ("Emerging Markets Debt Fund") and other entities that invest in the Portfolio enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in the Portfolio may be held liable for the Portfolio's obligations. However, the Portfolio's Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolio and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolio's obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio itself would be unable to meet its obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment required to be approved by investors may be made to the Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

      As of the date of this Registration Statement, Emerging Markets Debt Fund owns a majority interest in the Portfolio. However, the Emerging Markets Debt Fund has undertaken that, with respect to matters on which the Portfolio seeks a vote of its interestholders, the Emerging Markets Debt Fund will seek a vote of its shareholders and will vote its interest in the Portfolio in accordance with their instructions.

      The Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or
(2) if there are fewer than 100 record owners of a beneficial interest in the Portfolio, the Trustees pursuant to written notice to the record owners of the Portfolio. The Trustees may cause (i) the Portfolio to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to
Section 10.4 of Article X of the Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Agreement and Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

      Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

      Information on the method followed by the Portfolio in determining its net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part
B. See also Item 7 in Part A.

      The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. The Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which the Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio at the beginning of the period.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIO.
-----------------------------------

      Information on the taxation of the Portfolio is incorporated by reference herein from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.
-----------------------

      Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

      Audited financial statements for the Portfolio for the fiscal year ended October 31, 1998 are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                            PART C: OTHER INFORMATION
                         EMERGING MARKETS DEBT PORTFOLIO


ITEM 23.  EXHIBITS.
------------------

Exhibit
Number          Description
-------         -----------

(a)  (1)  - Agreement and Declaration of Trust of Registrant, dated May 7, 1998, is filed herewith electronically.

     (2) - Certificate of Amendment to Certificate of Trust of Registrant is filed herewith electronically.

(b)  (1) -  By-Laws of Registrant are filed herewith electronically.

     (2) -  Amended and Restated   By-Laws  of  Registrant   are  filed herewith
            electronically.

(c)      -  Provisions   of  instruments  defining   the   rights of holders of
            Registrant's   securities   are   contained  in  the  Agreement  and
            Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and By-Laws Articles IV, V, VI, VII and VIII, which are included as part of Exhibits (a)(1) and (b) of this Registration Statement.

(d)  (1) -  Investment Management and Administration Contract between Registrant and A I M Advisors, Inc. is filed herewith electronically.

     (2) -  Form of  Sub-Advisory  Contract   between A I M Advisors,  Inc.  and
            INVESCO Asset Management Ltd. with respect to Registrant is filed herewith electronically.

(e)      -  Underwriting Contracts - None.

(f)      -  Bonus or Profit Sharing Contracts - None.

(g)      -  Amendment to Custodian  Contract,  dated  January 26, 1999, is filed herewith electronically.

(h)      -  Other Material Contracts - None.

(i)      -  Legal Opinion - None.

(j)      -  Consent  of  PricewaterhouseCoopers LLP,  independent  auditors, is filed herewith electronically.

(k)      -  Omitted Financial Statements - None.

(l)      -  Initial Capitalization Agreements - None.

(m)      -  Rule 12b-1 Plan - None.

(n)      -  Financial Data  Schedule is filed herewith electronically.

(o)      -  Rule 18f-3 Plan - None.

Other Exhibits:

(1) Power of Attorney for Carol F. Relihan, dated February 25, 1999, is filed herewith electronically.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.
---------------------------------------------------------------------

     PROVIDE A LIST OR DIAGRAM OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND. FOR ANY PERSON CONTROLLED BY ANOTHER PERSON, DISCLOSE THE PERCENTAGE OF VOTING SECURITIES OWNED BY THE IMMEDIATELY CONTROLLING PERSON OR OTHER BASIS OF THAT PERSON'S CONTROL. FOR EACH COMPANY, ALSO PROVIDE THE STATE OR OTHER SOVEREIGN POWER UNDER THE LAWS OF WHICH THE COMPANY IS ORGANIZED.

     None.

ITEM 25.  INDEMNIFICATION.
-------------------------

     STATE THE GENERAL EFFECT OF ANY CONTRACT, ARRANGEMENTS OR STATUTE UNDER WHICH ANY DIRECTOR, OFFICER, UNDERWRITER OR AFFILIATED PERSON OF THE FUND IS INSURED OR INDEMNIFIED AGAINST ANY LIABILITY INCURRED IN THEIR OFFICIAL CAPACITY, OTHER THAN INSURANCE PROVIDED BY ANY DIRECTOR, OFFICER, AFFILIATED PERSON, OR UNDERWRITER FOR THEIR OWN PROTECTION.

     Article VIII of the Registrant's Agreement and Declaration of Trust, as amended, provides for indemnification of certain persons acting on behalf of the Registrant. Article VIII, Section 8.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

      Article VIII, Section 3 of the Registrant's By-Laws also provides that every person who is, or has been, a Trustee or Officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's By-Laws and other applicable law.

      Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

      Section 8 of the Sub-Advisory and Sub-Administration Contract between the Registrant and the Sub-advisor provides that the Sub-advisor shall not be liable, and each series of the Registrant shall indemnify the Sub-advisor and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Sub-Advisory and Sub-Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-advisor in the performance by the Sub-advisor of its duties or from reckless disregard by the Sub-advisor of its obligations and duties under the Sub-Advisory and Sub-Administration Contract.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.
------------------------------------------------------------------

     DESCRIBE ANY OTHER BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT OF A SUBSTANTIAL NATURE THAT EACH INVESTMENT ADVISOR, AND EACH DIRECTOR, OFFICER OR PARTNER OF THE ADVISOR, IS OR HAS BEEN ENGAGED WITHIN THE LAST TWO FISCAL YEARS FOR HIS OR HER OWN ACCOUNT OR IN THE CAPACITY OF DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE.

     See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the Directors and Officers of A I M
     Advisors, Inc. and INVESCO (NY), Inc. is included in Schedule A and Schedule D of Part I of each entity's Form ADV (File No. 801-12313 and File No. 801-10254, respectively), filed with the Securities and Exchange Commission, which are incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.
--------------------------------

     None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
------------------------------------------

      STATE THE NAME AND ADDRESS OF EACH PERSON MAINTAINING PHYSICAL POSSESSIONS OF EACH ACCOUNT, BOOK, OR OTHER DOCUMENT REQUIRED TO BE MAINTAINED BY SECTION 31(A) [15 U.S.C. 80A-30(A)] AND THE RULES UNDER THAT SECTION.

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State

      Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.
-----------------------------

      PROVIDE A SUMMARY OF THE SUBSTANTIVE PROVISIONS OF ANY MANAGEMENT-RELATED SERVICE CONTRACT NOT DISCUSSED IN PART A OR B, DISCLOSING THE PARTIES TO THE CONTRACT AND THE TOTAL AMOUNT PAID AND BY WHOM FOR THE FUND'S LAST THREE FISCAL YEARS.

      None.

ITEM 30.  UNDERTAKINGS.
----------------------

      None.

                                   SIGNATURES



      Pursuant to the Investment Company Act of 1940, the Emerging Markets Debt Portfolio has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, Texas on the 26th day of February , 1999.

                                          EMERGING MARKETS DEBT PORTFOLIO



                                       By:            *
                                          -----------------------------------
                                           Robert H. Graham, President



           SIGNATURES                      TITLE                    DATE
           ----------                      -----                    ----

                  *                     Chairman, Trustee &
      -----------------------              President
        (Robert H. Graham)         (Principal Executive Officer)



                  *                       Trustee
      ----------------------
      (C. Derek Anderson)


                  *                       Trustee
      ----------------------
       (Frank S. Bayley)

                  *                       Trustee
      ----------------------
       (Arthur C. Patterson)

                  *                       Trustee
      ----------------------
       (Ruth H. Quigley)


                                     Vice President &
                  *                 Principal Financial
      ----------------------       and Accounting Officer
      (Kenneth W. Chancey)




      *  By: /s/ CAROL F. RELIHAN
            ----------------------
           Carol F. Relihan
           Attorney-In-Fact

                                POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Carol F. Relihan, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all his capacities as a trustee or officer of Emerging Markets Debt Portfolio, a Delaware business trust, to sign on his or its behalf any and all Registration Statements of Emerging Markets Debt Portfolio (including any amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto and applications thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other applicable regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

      DATED this 25th day of February, 1999.

                                                 /s/  Robert H. Graham
                                                 ------------------------
                                                      Robert H. Graham



                                                /s/  C. Derek Anderson
                                                 ------------------------
                                                     C. Derek Anderson



                                                /s/  Frank S. Bayley
                                                 ------------------------
                                                     Frank S. Bayley



                                                /s/  Arthur C. Patterson
                                                 ------------------------
                                                     Arthur C. Patterson



                                                /s/  Ruth H. Quigley
                                                 ------------------------
                                                     Ruth H. Quigley

                                INDEX TO EXHIBITS
                         EMERGING MARKETS DEBT PORTFOLIO


Exhibit Number
--------------

(a)(1)     Agreement and Declaration of Trust of Registrant

(a)(2)     Certificate of Amendment to Certificate of Trust of Registrant

(b)(1)     By-Laws of Registrant

(b)(2)     Amended and Restated By-Laws of Registrant

(d)(1)     Investment Management and Administration Contract

(d)(2) Form of Sub-Advisory and Sub-Administration Contract between A I M Advisors, Inc. and INVESCO Asset Management Ltd.

(g)        Amendment to Custodian Contract

(j)        Consent of PricewaterhouseCoopers LLP, independent auditors

(n)        Financial Data Schedule

                       REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

To the Shareholders of AIM Emerging Markets Debt Fund (formerly GT Global High Income Fund) and Board of Trustees of AIM Investment Funds (formerly G.T. Investment Funds, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Emerging Markets Debt Fund -Consolidated at October 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
DECEMBER 18, 1998

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1998

--------------------------------------------------------------------------------



                                                                          PRINCIPAL        VALUE         % OF NET
FIXED INCOME INVESTMENTS                                     CURRENCY      AMOUNT         (NOTE 1)        ASSETS
-----------------------------------------------------------  --------   -------------   ------------   -------------

Government & Government Agency Obligations (75.6%)
  Algeria (4.3%)
    Algeria Tranche 1 Loan Assignment, 6.625% due
     9/4/06+ ..............................................   USD          15,200,000   $  7,752,000         4.3
  Argentina (18.4%)
    Republic of Argentina:
      I.O. Strip, 12.11% due 4/10/05 ......................   USD          10,390,000      9,142,145         5.1
      Discount Bond, 6.625% due 3/31/23+ ..................   USD          12,518,000      8,527,888         4.7
      Par Bond Series L, 5.75% (6% at 3/31/99) due
       3/31/23++ ..........................................   USD          11,540,000      8,020,300         4.4
      Global Bond, 9.75% due 9/19/27 ......................   USD           4,573,000      3,970,507         2.2
      7.297% due 7/8/05 ...................................   ITL       7,780,000,000      3,526,648         2.0
  Brazil (4.7%)
    Brazil Floating Rate Discount Note, 6.125% due
     4/15/24+ .............................................   USD          14,398,000      8,557,811         4.7
  Bulgaria (7.2%)
    Republic of Bulgaria:
      Discount Bond Series A, 6.6875% due 7/28/24 -
       Euro+ ..............................................   USD          11,120,000      7,811,800         4.3
      Front Loaded Interest Reduction Bond Series A, 2.5%
       (2.75% at 7/99) due 7/28/12++ ......................   USD           9,427,000      5,208,418         2.9
  Colombia (4.3%)
    Republic of Colombia:
      8.625% due 4/1/08 ...................................   USD           6,498,000      5,100,930         2.8
      7.27% due 6/15/03 - 144A{.} .........................   USD           3,300,000      2,689,500         1.5
  Ivory Coast (4.8%)
    Ivory Coast:
      Past Due Interest Bond, 1.9% (2.9% at 3/31/09) due
       3/29/18++ ..........................................   FRF         153,852,500      6,856,419         3.8
      Past due Interest Bond, 2% (3% at 3/31/09) due
       3/29/18++ ..........................................   USD           5,875,625      1,718,620         1.0
  Jamaica (3.8%)
    Government of Jamaica, 10.875% due 6/10/05 -
     144A{.} ..............................................   USD           9,054,000      6,790,500         3.8
  Korea (0.6%)
    Korea Republic Restructured Debt, 8.281% due
     4/8/00+ ..............................................   USD           1,230,000      1,143,900         0.6
  Mexico (13.5%)
    United Mexican States:
      9.875% due 1/15/07 ..................................   USD           7,390,000      7,029,738         3.9
      Discount Bond Series A, 6.1156% due 12/31/19+ +/+ ...   USD           8,295,000      6,475,284         3.6
      6.63% due 12/31/19 ..................................   FRF          39,000,000      5,468,652         3.0
      Global Bond, 11.375% due 9/15/16 ....................   USD           2,688,000      2,684,640         1.5
      Discount Bond Series D, 6.6016% due 12/31/19+ .......   USD           2,210,000      1,725,181         1.0
      Discount Bond Series B, 6.47656% due 12/31/19+
       +/+ ................................................   USD           1,265,000        987,491         0.5
  Panama (3.2%)
    Republic of Panama:
      Interest Reduction Bond, 4.00% (4.25% at 7/99) due
       7/17/14++ ..........................................   USD           4,350,000      3,183,656         1.8
      8.875% due 9/30/27 ..................................   USD           2,689,000      2,480,603         1.4
  Peru (4.6%)
    Republic of Peru, Past Due Interest Bond, 4% (4.5% at
     3/8/99) due 3/7/17++ .................................   USD          14,305,000      8,225,375         4.6


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                          PRINCIPAL        VALUE         % OF NET
FIXED INCOME INVESTMENTS                                     CURRENCY      AMOUNT         (NOTE 1)        ASSETS
-----------------------------------------------------------  --------   -------------   ------------   -------------

Government & Government Agency Obligations (Continued)
  Poland (4.6%)
    Poland:
      3% (3.5% at 10/28/99) due 10/27/24 - Euro++ .........   USD           8,210,000   $  5,459,650         3.0
      Past Due Interest, 5% (6% at 10/28/99) 10/27/14 -
       Euro++ .............................................   USD           3,138,000      2,853,619         1.6
  Russia (1.6%)
    Bank for Foreign Economic Affairs (Venesheconombank)
     Principal Loans, 6.625% due 12/15/20+ ................   USD          37,242,372      2,956,113         1.6
                                                                                        ------------
Total Government & Government Agency Obligations (cost
 $164,789,707) ............................................                              136,347,388
                                                                                        ------------
Corporate Bonds (20.9%)
  Argentina (1.5%)
    Disco S.A., 9.875% due 5/15/08 - 144A{.} ..............   USD           1,960,000      1,367,100         0.8
    Mastellone Hermanos S.A., 11.75% due 4/1/08 -
     144A{.} ..............................................   USD           1,943,000      1,185,230         0.7
  Brazil (6.1%)
    Globo Comunicacoes Participacoes, 10.625% due 5/12/08 -
     144A{.} ..............................................   USD           5,995,000      3,432,138         1.9
    Banco Hipotecario Espana, 10% due 4/17/03 - 144A{.} ...   USD           3,679,000      3,237,520         1.8
    Banco Nacional de Desenvolvimento Economico e Social
     (BNDES):
      10.8% due 6/16/08 -144A{.} ..........................   USD           1,694,000      1,185,800         0.7
      10.8% due 6/16/08 - Reg S{c} ........................   USD           1,375,000        962,500         0.5
    RBS Participacoes S.A., 11% due 4/1/07 - 144A{.} ......   USD           3,708,000      1,668,600         0.9
    CSN Iron S.A., 9.125% due 6/1/07 ......................   USD             985,000        558,988         0.3
  Colombia (0.9%)
    Financiera Energia Nacional, 9.375% due 6/15/06 - Reg
     S{c} .................................................   USD           2,200,000      1,613,260         0.9
  Jamaica (1.6%)
    Mechala Group Jamaica:
      12.75% due 12/30/99 - Series B ......................   USD           2,846,000      1,992,200         1.1
      12.75% due 12/30/99 - Reg S{c} ......................   USD           1,288,000        901,600         0.5
  Korea (0.9%)
    Pohang Iron & Steel, 2% due 10/9/00 ...................   JPY         224,000,000      1,665,177         0.9
  Luxembourg (1.7%)
    Cellco Finance N.V., 15% due 8/1/05 - Reg S{c} ........   USD           3,790,000      3,069,900         1.7
  Mexico (6.4%)
    Petroleos Mexicanos (PEMEX), 9.25% due 3/30/18 -
     144A{.} ..............................................   USD           9,257,000      7,544,455         4.2
    Dine, S.A. de C.V., 8.75% due 10/15/07 - 144A{.} ......   USD           2,060,000      1,627,400         0.9
    Cemex Valenciana, 9.66% due 11/29/49 - 144A{.} ........   USD           1,430,000      1,201,200         0.7
    Banco Nacional Comercio Exte., 8% due 7/18/02 - Reg
     S{c} .................................................   USD           1,180,000      1,076,750         0.6
  Russia (0.9%)
    Lukinter Finance BV Convertible, 3.5% due 5/6/02 -
     144A{.} ..............................................   USD           2,283,000        833,295         0.5
    Mosenergo Finance BV, 8.375% due 10/9/02 - 144A{.} ....   USD           4,200,000        735,000         0.4
  Singapore (0.9%)
    Krung Thai Bank, 6.23% due 9/30/04 ....................   USD           2,500,000      1,650,000         0.9
                                                                                        ------------
Total Corporate Bonds (cost $53,441,317) ..................                               37,508,113
                                                                                        ------------


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                          PRINCIPAL        VALUE         % OF NET
FIXED INCOME INVESTMENTS                                     CURRENCY      AMOUNT         (NOTE 1)        ASSETS
-----------------------------------------------------------  --------   -------------   ------------   -------------

Structured Notes (2.0%)
  Korea (2.0%)
    Fixed Rate Trust Certificate 13.55% due 2/15/02[::]
      (Issued by a newly created Delaware Business Trust,
       collateralized by triple A paper. This trust
       certificate has a credit risk component linked to
       the value of a referenced security: Korean
       Development Bank 1.875% 2002.)
       (cost $5,050,000)  .................................   USD           5,050,000   $  3,694,075         2.0
                                                                                        ------------       -----

TOTAL FIXED INCOME INVESTMENTS (cost $223,281,024) ........                              177,549,576        98.5
                                                                                        ------------       -----

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-----------------------------------------------------------                             ------------   -------------

  Dated October 30, 1998, with State Street Bank & Trust
   Co., due November 2, 1998, for an effective yield 5.30%
   collateralized by $5,000 U.S. Treasury Bonds, 8.75% due
   05/15/17 (market value of collateral is $7,211 including
   accrued interest). (cost $7,000)  ......................                                    7,000          --
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $223,288,024)  * ..................                              177,556,576        98.5
Other Assets and Liabilities ..............................                                2,766,571         1.5
                                                                                        ------------       -----

NET ASSETS ................................................                             $180,323,147       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----


--------------

       [::] Certain events may cause the contract to terminate prior to date shown.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        {c} Security issued under Regulation S. Rule 144A and additional restrictions may apply in the resale of such securities.
          + The coupon rate shown on floating rate note represents the rate at period end.
         ++ The coupon rate shown on step-up coupon bond represents the rate at period end.
        +/+  Issued with detachable warrants or value recovery rights. The current market value of each warrant or right is zero.
          *  For Federal income tax purposes, cost is $229,575,059 and appreciation (depreciation) is as follows:



                 Unrealized appreciation:         $   2,192,621
                 Unrealized depreciation:           (54,211,104)
                                                  -------------
                 Net unrealized depreciation:     $ (52,018,483)
                                                  -------------
                                                  -------------
                                       10

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1998



                                                                                     UNREALIZED
                                           MARKET VALUE      CONTRACT    DELIVERY   APPRECIATION
CONTRACTS TO SELL:                        (U.S. DOLLARS)      PRICE        DATE    (DEPRECIATION)
----------------------------------------  --------------   ------------  --------  --------------

French Francs...........................     6,685,024          5.45470  03/18/99   $    79,784
Japanese Yen............................     1,596,301        118.80000  11/27/98       (38,220)
                                          --------------                           --------------
  Total Contracts to Sell (Receivable
   amount $8,322,889)...................     8,281,325                                   41,564
                                          --------------                           --------------
THE VALUE OF CONTRACTS TO SELL AS
 PERCENTAGE OF NET ASSETS IS 4.59%.
  Total Open Forward Foreign Currency
   Contracts............................                                            $    41,564
                                                                                   --------------
                                                                                   --------------


----------------
See Note 1 of Notes to the Financial Statements.

    The accompanying notes are an integral part of the financial statements.

                                       10A

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1998

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $223,288,024) (Note 1)............................  $177,556,576
  U.S. currency....................................................................  $      90
  Foreign currencies (cost $655,357)...............................................  $ 647,780      647,870
                                                                                     ---------
  Receivable for securities sold..............................................................   11,083,854
  Interest receivable.........................................................................    5,228,106
  Receivable for Fund shares sold.............................................................    1,421,034
  Receivable for open forward foreign currency contracts (Note 1).............................       41,564
                                                                                                -----------
    Total assets..............................................................................  195,979,004
                                                                                                -----------
Liabilities:
  Payable for securities purchased............................................................   11,070,590
  Payable for loan outstanding (Note 1).......................................................    2,000,000
  Payable for Fund shares repurchased.........................................................      927,125
  Distribution payable........................................................................      863,058
  Payable for service and distribution expenses (Note 2)......................................      339,869
  Payable for investment management and administration fees (Note 2)..........................      142,609
  Payable for transfer agent fees (Note 2)....................................................      100,252
  Payable for printing and postage expenses...................................................       83,667
  Payable for professional fees...............................................................       51,163
  Payable for custodian fees..................................................................       30,000
  Payable for registration and filing fees....................................................       12,051
  Payable for Trustees' fees and expenses (Note 2)............................................       11,850
  Payable for fund accounting fees (Note 2)...................................................        4,476
  Other accrued expenses......................................................................       19,047
                                                                                                -----------
    Total liabilities.........................................................................   15,655,757
  Minority interest (Notes 1 & 2).............................................................          100
                                                                                                -----------
Net assets....................................................................................  $180,323,147
                                                                                                -----------
                                                                                                -----------
Class A:
  Net asset value and redemption price per share $(69,321,193 DIVIDED BY 8,818,139 shares
   outstanding)...............................................................................  $      7.86
                                                                                                -----------
                                                                                                -----------
  Maximum offering price per share (100/95.25 of $7.86) *.....................................  $      8.25
                                                                                                -----------
                                                                                                -----------
Class B:+
Net asset value and offering price per share $(109,406,337 DIVIDED BY 13,918,010 shares
 outstanding).................................................................................  $      7.86
                                                                                                -----------
                                                                                                -----------
Advisor Class:
  Net asset value, offering price per share, and redemption price per share $(1,595,617
   DIVIDED BY 203,898 shares outstanding).....................................................  $      7.83
                                                                                                -----------
                                                                                                -----------
Net assets consist of:
  Paid in capital (Note 4)....................................................................  $285,771,413
  Accumulated net investment loss.............................................................      (41,564)
  Accumulated net realized loss on investments and foreign currency transactions..............  (59,706,950)
  Net unrealized appreciation on translation of assets and liabilities in foreign
   currencies.................................................................................       31,696
  Net unrealized depreciation of investments..................................................  (45,731,448)
                                                                                                -----------
Total -- representing net assets applicable to capital shares outstanding.....................  $180,323,147
                                                                                                -----------

--------------
   * On sales of $50,000 or more, the offering price is reduced.
   + Redemption price per share is equal to the net asset value per share less any applicable contingent deferred sales charge.


    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1998

--------------------------------------------------------------------------------



Investment income: (Note 1)
  Interest income..........................................................................  $  39,014,757
  Securities lending income................................................................        957,492
                                                                                             -------------
    Total investment income................................................................     39,972,249
                                                                                             -------------
Expenses:
  Investment management and administration fees (Note 2)...................................      3,009,607
  Service and distribution expenses: (Note 2)
    Class A....................................................................  $  396,089
    Class B....................................................................   1,911,164      2,307,253
                                                                                 ----------
  Transfer agent fees (Note 2).............................................................        580,010
  Printing and postage expenses............................................................        194,145
  Professional fees........................................................................        123,970
  Custodian fees...........................................................................        103,300
  Fund accounting fees (Note 2)............................................................         82,450
  Registration and filing fees.............................................................         48,875
  Trustees' fees and expenses (Note 2).....................................................         23,526
  Other expenses...........................................................................        116,753
                                                                                             -------------
    Total net expenses.....................................................................      6,589,889
                                                                                             -------------
Net investment income......................................................................     33,382,360
                                                                                             -------------
Net realized and unrealized loss on investments and foreign currencies: (Note
  1)
  Net realized loss on investments.............................................  (66,692,221)
  Net realized loss on foreign currency transactions...........................  (2,809,719)
                                                                                 ----------
    Net realized loss during the year......................................................    (69,501,940)
  Net change in unrealized appreciation on translation of assets and
   liabilities in foreign currencies...........................................     951,172
  Net change in unrealized depreciation of investments.........................  (50,094,366)
                                                                                 ----------
    Net unrealized depreciation during the year............................................    (49,143,194)
                                                                                             -------------
Net realized and unrealized loss on investments and foreign currencies.....................   (118,645,134)
                                                                                             -------------
Net decrease in net assets resulting from operations.......................................  $ (85,262,774)
                                                                                             -------------
                                                                                             -------------


    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------



                                                                                YEAR ENDED     YEAR ENDED
                                                                                OCTOBER 31,    OCTOBER 31,
                                                                                   1998           1997
                                                                               -------------  -------------
Decrease in net assets
Operations:
  Net investment income......................................................  $  33,382,360  $  31,937,784
  Net realized gain (loss) on investments and foreign currency
   transactions..............................................................    (69,501,940)    69,702,746
  Net change in unrealized appreciation (depreciation) on translation of
   assets and liabilities in foreign currencies..............................        951,172     (1,099,793)
  Net change in unrealized appreciation (depreciation) of investments........    (50,094,366)   (36,470,606)
                                                                               -------------  -------------
    Net increase (decrease) in net assets resulting from operations..........    (85,262,774)    64,070,131
                                                                               -------------  -------------
Class A:
Distributions to shareholders: (Note 1)
  From net investment income.................................................     (9,422,518)   (12,555,399)
  From net realized gain on investments......................................    (24,756,370)    (2,751,509)
  Return of capital..........................................................     (3,147,917)            --
Class B:
Distributions to shareholders: (Note 1)
  From net investment income.................................................    (14,937,576)   (17,789,317)
  From net realized gain on investments......................................    (41,863,802)    (3,911,565)
  Return of capital..........................................................     (4,936,309)            --
Advisor Class:
Distributions to shareholders: (Note 1)
  From net investment income.................................................       (246,624)    (1,289,469)
  From net realized gain on investments......................................       (638,983)      (264,339)
  Return of capital..........................................................        (82,579)            --
                                                                               -------------  -------------
    Total distributions......................................................   (100,032,678)   (38,561,598)
                                                                               -------------  -------------
Capital share transactions: (Note 4)
  Increase from capital shares sold and reinvested...........................    273,854,427    561,523,639
  Decrease from capital shares repurchased...................................   (274,028,239)  (665,858,246)
                                                                               -------------  -------------
    Net decrease from capital share transactions.............................       (173,812)  (104,334,607)
                                                                               -------------  -------------
Total decrease in net assets.................................................   (185,469,264)   (78,826,074)
Net assets:
  Beginning of year..........................................................    365,792,411    444,618,485
                                                                               -------------  -------------
  End of year *..............................................................  $ 180,323,147  $ 365,792,411
                                                                               -------------  -------------
                                                                               -------------  -------------
 * Includes undistributed/accumulated net investment income (loss)...........  $     (41,564) $     303,600
                                                                               -------------  -------------
                                                                               -------------  -------------


    The accompanying notes are an integral part of the financial statements.

                              FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout the period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.




                                                                   CLASS A
                                          ----------------------------------------------------------
                                                            YEAR ENDED OCTOBER 31,
                                          ----------------------------------------------------------
                                           1998 (d)    1997 (d)    1996 (d)      1995      1994 (d)
                                          ----------  ----------  ----------  ----------  ----------

Per Share Operating Performance:
Net asset value, beginning of period....  $   15.56   $   14.85   $   11.70   $   12.56   $   14.92
                                          ----------  ----------  ----------  ----------  ----------
Income from investment operations:
  Net investment income.................       1.35*       1.19        1.27        1.35        0.94
  Net realized and unrealized gain
   (loss) on investments and foreign
   currencies...........................      (4.80)       0.93        3.09       (1.09)      (1.87)
                                          ----------  ----------  ----------  ----------  ----------
    Net increase (decrease) from
     investment operations..............      (3.45)       2.12        4.36        0.26       (0.93)
                                          ----------  ----------  ----------  ----------  ----------
Distributions to shareholders:
  From net investment income............      (1.06)      (1.18)      (1.11)      (1.03)      (0.94)
  From net realized gain on
   investments..........................      (2.83)      (0.23)      (0.10)      (0.03)      (0.27)
  In excess of net realized gain on
   investments..........................         --          --          --          --       (0.22)
  Return of capital.....................      (0.36)         --          --       (0.06)         --
                                          ----------  ----------  ----------  ----------  ----------
    Total distributions.................      (4.25)      (1.41)      (1.21)      (1.12)      (1.43)
                                          ----------  ----------  ----------  ----------  ----------
Net asset value, end of period..........  $    7.86   $   15.56   $   14.85   $   11.70   $   12.56
                                          ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------

Total investment return (c).............     (30.07)%     14.46%      39.05%       2.81%      (6.45)%
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $  69,321   $ 133,973   $ 178,318   $ 142,002   $ 167,974
Ratio of net investment income to
 average net assets.....................      11.27%       7.39%       9.52%      11.85%       7.00%
Ratio of expenses to average net assets
 excluding interest expense:
  With expense reductions...............       1.74%       1.53%       1.69%       1.75%       1.57%
  Without expense reductions............       1.74%       1.58%       1.69%       1.75%       1.57%
Ratio of interest expense to average net
 assets++...............................        N/A         N/A        0.04%        N/A        0.22%
Portfolio turnover rate++...............        339%        214%        290%        213%        178%


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share operating data were calculated based upon average shares outstanding during the period.
  * Net investment income per share reflects an interest payment received from the conversion of Vnesheconombank loan agreements of $0.21 per share for each of Class A, B and Advisor.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates and ratio of interest expense to average net assets are calculated on the basis of the fund as a whole without distinguishing among the classes of shares issued.
N/A  Not Applicable.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout the period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.




                                                                   CLASS B
                                          ----------------------------------------------------------
                                                            YEAR ENDED OCTOBER 31,
                                          ----------------------------------------------------------
                                           1998 (d)    1997 (d)    1996 (d)      1995      1994 (d)
                                          ----------  ----------  ----------  ----------  ----------

Per Share Operating Performance:
Net asset value, beginning of period....  $   15.54   $   14.83   $   11.69   $   12.56   $   14.90
                                          ----------  ----------  ----------  ----------  ----------
Income from investment operations:
  Net investment income.................       1.28*       1.09        1.17        1.27        0.86
  Net realized and unrealized gain
   (loss) on investments and foreign
   currencies...........................      (4.79)       0.93        3.09       (1.09)      (1.85)
                                          ----------  ----------  ----------  ----------  ----------
    Net increase (decrease) from
     investment operations..............      (3.51)       2.02        4.26        0.18       (0.99)
                                          ----------  ----------  ----------  ----------  ----------
Distributions to shareholders:
  From net investment income............      (0.98)      (1.08)      (1.03)      (0.96)      (0.86)
  From net realized gain on
   investments..........................      (2.83)      (0.23)      (0.09)      (0.03)      (0.27)
  In excess of net realized gain on
   investments..........................         --          --          --          --       (0.22)
  Return of capital.....................      (0.36)         --          --       (0.06)         --
                                          ----------  ----------  ----------  ----------  ----------
    Total distributions.................      (4.17)      (1.31)      (1.12)      (1.05)      (1.35)
                                          ----------  ----------  ----------  ----------  ----------
Net asset value, end of period..........  $    7.86   $   15.54   $   14.83   $   11.69   $   12.56
                                          ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------

Total investment return (c).............     (30.49)%     13.77%      38.16%       2.07%      (6.99)%
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $ 109,406   $ 228,101   $ 251,002   $ 214,897   $ 232,423
Ratio of net investment income to
 average net assets.....................      10.62%       6.74%       8.87%      11.20%       6.35%
Ratio of expenses to average net assets
 excluding interest expense:
  With expense reductions...............       2.39%       2.18%       2.34%       2.40%       2.22%
  Without expense reductions............       2.39%       2.23%       2.34%       2.40%       2.22%
Ratio of interest expense to average net
 assets++...............................        N/A         N/A        0.04%        N/A        0.22%
Portfolio turnover rate++...............        339%        214%        290%        213%        178%


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share operating data were calculated based upon average shares outstanding during the period.
  * Net investment income per share reflects an interest payment received from the conversion of Vnesheconombank loan agreements of $0.21 per share for each of Class A, B and Advisor.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates and ratio of interest expense to average net assets are calculated on the basis of the fund as a whole without distinguishing among the classes of shares issued.
N/A  Not Applicable.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout the period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.



                                                            ADVISOR CLASS+
                                          ---------------------------------------------------
                                                                                JUNE 1, 1995
                                                 YEAR ENDED OCTOBER 31,              TO
                                          ------------------------------------   OCTOBER 31,
                                           1998 (d)     1997 (d)     1996 (d)       1995
                                          -----------  -----------  ----------  -------------

Per Share Operating Performance:
Net asset value, beginning of period....   $   15.52    $   14.83   $   11.71     $   11.44
                                          -----------  -----------  ----------  -------------
Income from investment operations:
  Net investment income.................        1.40*        1.22        1.34          0.57
  Net realized and unrealized gain
   (loss) on investments and foreign
   currencies...........................       (4.79)        0.93        3.05          0.17
                                          -----------  -----------  ----------  -------------
    Net increase (decrease) from
     investment operations..............       (3.39)        2.15        4.39          0.74
                                          -----------  -----------  ----------  -------------
Distributions to shareholders:
  From net investment income............       (1.11)       (1.23)      (1.16)        (0.44)
  From net realized gain on
   investments..........................       (2.83)       (0.23)      (0.11)           --
  In excess of net realized gain on
   investments..........................          --           --          --            --
  Return of capital.....................       (0.36)          --          --         (0.03)
                                          -----------  -----------  ----------  -------------
    Total distributions.................       (4.30)       (1.46)      (1.27)        (0.47)
                                          -----------  -----------  ----------  -------------
Net asset value, end of period..........   $    7.83    $   15.52   $   14.83     $   11.71
                                          -----------  -----------  ----------  -------------
                                          -----------  -----------  ----------  -------------

Total investment return (c).............      (29.79)%      14.72%      39.38%         6.54%(b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $   1,596    $   3,719   $  15,298     $   1,463
Ratio of net investment income to
 average net assets.....................       11.62%        7.74%       9.87%        12.20%(a)
Ratio of expenses to average net assets
 excluding interest expense:
  With expense reductions...............        1.39%        1.18%       1.34%         1.40%(a)
  Without expense reductions............        1.39%        1.23%       1.34%         1.40%(a)
Ratio of interest expense to average net
 assets++...............................         N/A          N/A        0.04%          N/A
Portfolio turnover rate++...............         339%         214%        290%          213%(a)


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share operating data were calculated based upon average shares outstanding during the period.
  * Net investment income per share reflects an interest payment received from the conversion of Vnesheconombank loan agreements of $0.21 per share for each of Class A, B and Advisor.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates and ratio of interest expense to average net assets are calculated on the basis of the fund as a whole without distinguishing among the classes of shares issued.
N/A  Not Applicable.

    The accompanying notes are an integral part of the financial statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1998

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (SEE ALSO NOTE 2)
AIM Emerging Markets Debt Fund (the "Fund"), formerly AIM Global High Income Fund and prior to that GT Global High Income Fund, a non-diversified separate series of AIM Investment Funds (the "Trust"), formerly G.T. Investment Funds, Inc. The Trust is organized as a Delaware business trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company. The Trust has thirteen series of shares in operation, each series corresponding to a distinct portfolio of investments.

The Fund invests substantially all of its investable assets in the Emerging Markets Debt Portfolio (the "Portfolio", formerly the Global High Income Portfolio), a Delaware business trust and is registered under the 1940 Act as a non-diversified, open-end management investment company.

The Portfolio has investment objectives, policies and limitations substantially identical to those of its corresponding Fund. Therefore, the financial statements of the Fund and the Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and Portfolio. Through October 31, 1998, all of the shares of beneficial interest of the Portfolio were owned by the Fund or INVESCO (NY), Inc. (the "Sub-advisor"), which has a nominal ($100) investment in the Portfolio.

The Fund offers Class A, Class B, and Advisor Class shares, each of which has equal rights as to assets and voting privileges. Class A and Class B each has exclusive voting rights with respect to its distribution plan. Investment income, realized and unrealized capital gains and losses, and the common expenses of the Fund are allocated on a pro rata basis to each class based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its respective service and distribution expenses, and may differ in its transfer agent, registration, and certain other class-specific fees and expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Fund calculates the net asset value of and completes orders to purchase, exchange, or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by A I M Advisors, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality, and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trust's Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATION
The accounting records of the Fund and Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at period end, resulting from changes in exchange rates.

                                       17A

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities". The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price, or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H) PORTFOLIO SECURITIES LOANED
At October 31, 1998, stocks with an aggregate value of $10,301,788 were on loan to brokers. The loans were secured by cash collateral of $11,293,368 received by the Portfolio. For the year ended October 31, 1998, the Fund received fees of $957,492.

For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the

                                       18A
market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

(I) TAXES
It is the intended policy of the Fund to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held, and excise tax on income and capital gains. The Fund has a capital loss carryforward of $53,419,915 which expires in 2006.

(J) DISTRIBUTIONS TO SHAREHOLDERS
Distributions to shareholders are recorded by each Fund on the ex-date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(K) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

(L) INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(M) RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. At the end of the year, restricted securities, if any, (excluding 144A issues), are shown at the end of the Fund's Portfolio of Investments.

(N) LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by the Manager, has a line of credit with BankBoston. The arrangement with the bank allows all specified funds and certain other Funds to borrow, on a first come, first serve basis, an aggregate maximum amount of $150,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On October 31, 1998, AIM Emerging Markets Debt Fund had $2,000,000 in loans outstanding.

For the year ended October 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) for the Fund was $6,402,778, with a weighted average interest rate of 6.27%. Interest expense for the year ended October 31, 1998 was $80,253 and is included in "Other Expenses" on the Statement of Operations.

(O) SECURITIES PURCHASED ON A WHEN-ISSUED OR FORWARD COMMITMENT BASIS
The Portfolio may trade securities on a when-issued or forward commitment basis, with payment and delivery scheduled for a future date. These transactions are subject to market fluctuations and are subject to the risk that the value at delivery may be more or less than the trade date purchase price. Although the Portfolio will generally purchase these securities with the intention of acquiring such securities, they may sell such securities before the settlement date. These securities are identified on the accompanying Portfolio of Investments. The Fund or Portfolio has set aside sufficient cash or liquid securities as collateral for these purchase commitments.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager"), an indirect wholly-owned subsidiary of AMVESCAP PLC, is the Fund's and Portfolio's investment manager and administrator and INVESCO (NY), Inc., (formerly, Chancellor LGT Asset Management, Inc.) is the Fund's and Portfolio's investment sub-advisor and sub-administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT") consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. As a result of this transaction, Chancellor LGT was renamed INVESCO (NY), Inc., and is now an indirect wholly-owned subsidiary of AMVESCAP PLC. A I M Distributors, Inc. ("AIM Distributors"), a wholly-owned subsidiary of the Manager, became the Fund's distributor as of the close of business on May 29, 1998. The Trust was reorganized from a Maryland corporation into a Delaware business trust, and the Portfolio was reorganized from a New York common law trust into a Delaware business trust on September 8, 1998. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ("AFS"), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ("GT Services") as the transfer agent of the Fund.

The Fund pays administration fees to the Manager at the annualized rate of 0.25% of its average daily net assets. These fees are computed daily and paid monthly. The AIM Emerging Markets Debt Portfolio pays investment management and administration fees to the Manager

                                       19A
at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $1 billion; 0.425% on the next $1 billion; and 0.40% on amounts thereafter, plus 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles, adjusted daily for currency revaluations, on a mark to market basis, of the Portfolio's assets; provided, however, that during any fiscal year this amount shall not exceed 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles. These fees are computed daily and paid monthly.

AIM Distributors, an affiliate of the Manager, serves as the Fund's distributor. For the period ended May 29, 1998, GT Global, Inc. ("GT Global"), an affiliate of the investment sub-advisor, served as the Fund's distributor. The Fund offers Class A, Class B, and Advisor Class shares for purchase.

Class A shares are subject to initial sales charges imposed at the time of purchase, in accordance with the schedule included in the Fund's current prospectus. AIM Distributors collects the sales charges imposed on sales of Class A shares, and reallows a portion of such charges to dealers through which the sales are made. For the year ended October 31, 1998, AIM Distributors and GT Global retained sales charges of $21,515 and $35,739, respectively. Purchases of Class A shares exceeding $1,000,000 may be subject to a contingent deferred sales charge ("CDSC") upon redemption, in accordance with the Fund's current prospectus. AIM Distributors and GT Global collected CDSCs for the year ended October 31, 1998 of $8 and $435, respectively. AIM Distributors also makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class A shares.

Class B shares are not subject to initial sales charges. When Class B shares are sold, AIM Distributors, from its own resources, pays commissions to dealers through which the sales are made. Certain redemptions of Class B shares made within six years of purchase are subject to CDSCs, in accordance with the Fund's current prospectus. For the year ended October 31, 1998, AIM Distributors and GT Global collected CDSCs in the amount of $352,609 and $610,629, respectively. In addition, AIM Distributors makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class B shares.

For the period ended May 29, 1998, pursuant to the then effective separate distribution plans adopted under the 1940 Act Rule 12b-1 by the Trust's Board of Trustees with respect to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), the Fund reimbursed GT Global for a portion of its shareholder servicing and distribution expenses. Under the Class A Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class A shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.35% of the average daily net assets of the Fund's Class A shares, less any amounts paid by the Fund as the aforementioned service fee, for GT Global's expenditures incurred in providing services as distributor. All expenses for which GT Global was reimbursed under the Class A Plan would have been incurred within one year of such reimbursement.

For the period ended May 29, 1998, pursuant to the Class B Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.75% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in providing services as distributor. Expenses incurred under the Class B Plan in excess of 1.00% annually were permitted to be carried forward for reimbursement in subsequent years as long as that Plan continued in effect.

Effective as of the close of business May 29, 1998, pursuant to Rule 12b-1 under the 1940 Act, the Trust's Board of Trustees adopted a Master Distribution Plan applicable to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), pursuant to which the Fund compensates AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A or Class B shares of the Fund. Under the Class A Plan, the Fund compensates AIM Distributors at the annualized rate of 0.35% of the average daily net assets of the Fund's Class A shares. Under the Class B Plan, the Fund compensates AIM Distributors at an annualized rate of 1.00% of the average daily net assets of the Fund's Class B shares.

The Class A Plan and the Class B Plan (together, the "Plans") are designed to compensate AIM Distributors for certain promotional and other sales-related costs, and to implement a dealer incentive program that provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A and Class B shares of the Fund. Payments also can be directed by AIM Distributors to financial institutions who have entered into service agreements with respect to Class A and Class B shares of the Fund and who provide continuing personal services to their customers who own Class A and Class B shares of the Fund. The service fees payable to selected financial institutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such institution's customers' accounts that were purchased on or after a prescribed date set forth in the Plans.

The Manager and AIM Distributors voluntarily have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expense) to the maximum annual rate of 1.75%, 2.40%, and 1.40% of the average daily net assets of the Fund's Class A, Class B, and Advisor Class shares, respectively. If necessary, this limitation will be effected by waivers by the Manager of investment management and administration fees, waivers by AIM Distributors of payments under the Class A Plan and/or Class B Plan and/or reimbursements by the Manager or AIM Distributors of portions of the Fund's other operating expenses.

Effective as of the close of business September 4, 1998, the Fund, pursuant to a transfer agency and service agreement, has agreed to pay A I M Fund Services, Inc. ("AFS") an annualized fee of $24.85 per shareholder accounts that are open during any monthly period (this fee includes all out-of-pocket expenses), and an annualized fee of $0.70 per shareholder account that is closed during any monthly

                                       20A
period. Both fees shall be billed by AFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

For the period November 1, 1997 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per exchange fee of $2.25. GT Services also was reimbursed by the Fund for its out-of-pocket expenses for such items as postage, forms, telephone charges, stationery and office supplies.

The Manager is the pricing and accounting agent for the Fund and Portfolio. The monthly fee for these services to the Manager is a percentage, not to exceed 0.03% annually, of a Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% of the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.

The Trust pays each Trustee who is not an employee, officer or director of the Manager, or any other affiliated company, $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $939,420,479 and $952,299,285, respectively. For the year ended October 31, 1998, sales of U.S. government obligations aggregated $27,908,116. There were no purchases of U.S. government obligations.

4. CAPITAL SHARES
At October 31, 1998, there were 6,000,000,000 shares of the Trust's common stock authorized, at $0.0001 par value. Of this amount, 400,000,000 were classified as shares of the AIM Global Telecommunications Fund; 400,000,000 were classified as shares of AIM Global Government Income Fund; 200,000,000 were classified as shares of AIM Global Health Care Fund; 200,000,000 were classified as shares of AIM Strategic Income Fund; 200,000,000 were classified as shares of AIM Developing Markets Fund; 200,000,000 were classified as shares of GT Global Currency Fund (inactive); 200,000,000 were classified as shares of AIM Global Growth & Income Fund; 200,000,000 were classified as shares of GT Global Small Companies Fund (inactive); 200,000,000 were classified as shares of AIM Latin American Growth Fund; 200,000,000 were classified as shares of AIM Emerging Markets Fund; 200,000,000 were classified as shares of AIM Emerging Markets Debt Fund; 200,000,000 were classified as shares of AIM Global Financial Services Fund; 200,000,000 were classified as shares of AIM Global Resources Fund; 200,000,000 were classified as shares of AIM Global Infrastructure Fund; 200,000,000 were classified as shares of AIM Global Consumer Products and Services Fund. The shares of each of the foregoing series of the Trusts were divided equally into two classes, designated Class A and Class B common stock. With respect to the issuance of Advisor Class shares, 100,000,000 shares were classified as shares of each of the fifteen series of the Trusts and designated as Advisor Class common stock. 1,100,000,000 shares remain unclassified. Transactions in capital shares of the Fund were as follows:

                           CAPITAL SHARE TRANSACTIONS


                                                            YEAR ENDED                   YEAR ENDED
                                                         OCTOBER 31, 1998             OCTOBER 31, 1997
                                                    --------------------------  ----------------------------
CLASS A                                               SHARES        AMOUNT        SHARES         AMOUNT
--------------------------------------------------  -----------  -------------  -----------  ---------------

Shares sold.......................................   10,918,639  $ 129,801,507   17,142,418  $   272,139,950
Shares issued in connection with reinvestment of
  distributions...................................    2,191,470     26,459,355      574,707        9,164,383
                                                    -----------  -------------  -----------  ---------------
                                                     13,110,109    156,260,862   17,717,125      281,304,333
Shares repurchased................................  (12,901,851)  (152,829,526) (21,118,898)    (335,756,037)
                                                    -----------  -------------  -----------  ---------------
Net increase (decrease)...........................      208,258  $   3,431,336   (3,401,773) $   (54,451,704)
                                                    -----------  -------------  -----------  ---------------
                                                    -----------  -------------  -----------  ---------------



CLASS B
--------------------------------------------------

Shares sold.......................................    5,958,185  $  73,991,330   13,848,218  $   221,702,040
Shares issued in connection with reinvestment of
  distributions...................................    3,020,192     36,460,585      721,148       11,494,889
                                                    -----------  -------------  -----------  ---------------
                                                      8,978,377    110,451,915   14,569,366      233,196,929
Shares repurchased................................   (9,736,068)  (113,538,414) (16,813,796)    (270,094,630)
                                                    -----------  -------------  -----------  ---------------
Net decrease......................................     (757,691) $  (3,086,499)  (2,244,430) $   (36,897,701)
                                                    -----------  -------------  -----------  ---------------
                                                    -----------  -------------  -----------  ---------------


ADVISOR CLASS
--------------------------------------------------

Shares sold.......................................      490,309  $   6,221,370    2,868,282  $    45,874,009
Shares issued in connection with reinvestment of
  distributions...................................       76,464        920,280       72,440        1,148,368
                                                    -----------  -------------  -----------  ---------------
                                                        566,773      7,141,650    2,940,722       47,022,377
Shares repurchased................................     (602,542)    (7,660,299)  (3,732,584)     (60,007,579)
                                                    -----------  -------------  -----------  ---------------
Net decrease......................................      (35,769) $    (518,649)    (791,862) $   (12,985,202)
                                                    -----------  -------------  -----------  ---------------
                                                    -----------  -------------  -----------  ---------------


                                       21A

5. SUBSEQUENT EVENT (UNAUDITED)
Effective December 14, 1998, sub-administration responsibility for the Fund and sub-advisory and sub-administration responsibility for the Portfolio was transferred from INVESCO (NY), Inc. to INVESCO Asset Management Ltd., another indirect wholly-owned subsidiary of AMVESCAP PLC. A I M Advisors, Inc. will continue to serve as the manager and administrator of the Fund and the Portfolio. The transfer will not change the fees paid by A I M Advisors, Inc. for sub-advisory services and will not change the nature of the sub-advisory services provided to the Portfolio or the personnel providing such services.

6. PROXY RESULTS (UNAUDITED)
The Special Meeting of Shareholders of the G.T. Investment Funds, Inc. now known as AIM Investment Funds (the "Trust") was held on May 20, 1998 at the Trust's offices, 50 California Street, 26th Floor, San Francisco, California. The meeting was held for the following purposes:

(1)  To elect Trustees as follows: C. Derek Anderson, Frank S. Bayley, William
J. Guilfoyle, Arthur C. Patterson, Ruth H. Quigley.

(2) To approve a new Investment Management and Administration Contract and Sub-Advisory and Sub-Administration Contract with respect to each series of the Trust (each, a "Fund," and collectively, the "Funds").

(3) To approve replacement Rule 12b-1 plans of distribution with respect to Class A and B Shares of the Fund.

(4)  To approve changes to the fundamental investment restrictions of the Fund.

(5) To approve an agreement and plan of conversion and termination for the Trust.

(6) To ratify the selection of Coopers & Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's independent public accountants.

The results of the proxy solicitation on the above matters were as follows:



            TRUSTEE/MATTER
            ---------------------------------------------------------------------------------------------------------------

(1)         C. Derek Anderson..............................................................................................
            Frank S. Bayley................................................................................................
            William J. Guilfoyle...........................................................................................
            Arthur C. Patterson............................................................................................
            Ruth H. Quigley................................................................................................
(2)(a)      Approval of investment management and administration contract..................................................
(2)(b)      Approval of sub-advisory and sub-administration contract.......................................................
(3)         Approval of replacement Rule 12b-1 plans of distribution
            CLASS A SHARES.................................................................................................
            CLASS B SHARES.................................................................................................
(4)(a)      Modification of Fundamental Restriction on Concentration.......................................................
(4)(b)      Modification of Fundamental Restriction on Issuing Senior Securities and Borrowing Money.......................
(4)(c)      Modification of Fundamental Restriction on Making Loans........................................................
(4)(d)      Modification of Fundamental Restriction on Underwriting Securities.............................................
(4)(e)      Modification of Fundamental Restriction on Real Estate Investments.............................................
(4)(f)      Modification of Fundamental Restriction on Investing in Commodities............................................
(4)(g)      Elimination of Fundamental Restriction on Margin Transactions..................................................
(4)(h)      Elimination of Fundamental Restriction on Pledging Assets......................................................
(4)(i)      Elimination of Fundamental Restriction on Investments in Oil, Gas and Mineral Leases and Programs..............
(4)(j)      Elimination of Fundamental Restriction on Diversification Required By Internal Revenue Code....................
(5)         Approval of an agreement and plan of conversion and termination with respect to the Trust......................
(6)         Approval of the conversion of the portfolios in which certain Funds invest.....................................
(7)         Ratification of the selection of Coopers and Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the
              Trust's independent public accountants.......................................................................


                                VOTES        WITHHELD/
               VOTES FOR       AGAINST      ABSTENTIONS
            ---------------  ------------  --------------

(1)             191,685,088           N/A      13,123,292
                191,766,811           N/A      13,041,568
                191,828,959           N/A      12,979,420
                191,845,270           N/A      12,963,109
                191,869,887           N/A      12,938,492
(2)(a)           11,539,226       325,581       3,653,718*
(2)(b)           11,405,206       398,639       3,714,680*
(3)
                  5,596,649       164,819         433,984
                  8,129,440       288,519         787,402
(4)(a)           11,358,960       419,748       3,739,817*
(4)(b)           11,358,802       419,906       3,739,817*
(4)(c)           11,358,802       419,906       3,739,817*
(4)(d)           11,358,960       419,748       3,739,817*
(4)(e)           11,358,802       419,906       3,739,817*
(4)(f)           11,358,593       420,115       3,739,817*
(4)(g)           11,358,436       420,272       3,739,817*
(4)(h)           11,358,960       419,748       3,739,817*
(4)(i)           11,358,960       419,748       3,739,817*
(4)(j)           11,358,713       419,995       3,739,817*
(5)             190,027,469     6,362,084      94,055,040*
(6)              11,391,564       294,742       3,832,219*
(7)             191,358,779     2,114,168      11,333,063


--------------
* Includes Broker Non-Votes

--------------
FEDERAL TAX INFORMATION (UNAUDITED):

Pursuant to Section 852 of the Internal Revenue Code, the Fund designates $11,387,137 as capital gain dividends for the fiscal year ended October 31, 1998.

                                       22A